Moog Reports Increased Earnings Forecast

EAST AURORA, NY -- (Marketwire - April 30, 2010) - Moog Inc. (NYSE: MOG.A) (NYSE: MOG.B) today announced second quarter earnings of $25 million, a 6% increase over last year's second quarter. Earnings per share of $.55 were equal to last year's since the Company sold 2.7 million additional shares of Class A common stock at the end of last year. Total sales of $510 million were up 13% from a year ago.

Total aircraft sales in the quarter of $189 million were up $27 million from a year ago. The Company's recent acquisition of the General Electric Actuation Systems business in Wolverhampton, U.K. provided almost all of the sales growth. Military aircraft sales of $114 million were up $12 million from last year. On-going production programs including the F-18 fighter, the V-22 tilt rotor aircraft and the Blackhawk helicopter provided all of the increase. Revenue on the F-35 Joint Strike Fighter was down $2 million as the development nears completion and the production program has just begun to ramp-up. Military aftermarket sales in the quarter were flat at $35 million.

The Company's commercial aircraft sales in the quarter at $65 million were up $11 million from last year. Sales to Boeing and Airbus totaled $33 million in the quarter, a $17 million increase. The Wolverhampton acquisition provided $12 million of that sales increase. Revenue on business jet programs was significantly lower in the quarter at $5 million. Commercial aftermarket sales at $21 million were up almost $3 million and the Company's navigation aids product line, with sales of $10 million, provided a $4 million increase.

The Space and Defense segment had a very strong quarter. Sales at $79 million were up $11 million from a year ago. Revenues on Orbital Sciences' Taurus II launch vehicle were $3.4 million compared to only $300K a year ago. Sales on the Hellfire missile at $4 million were twice last year's level. Revenue on NASA's Constellation program was nearly $5 million, up $1.5 million from last year. In the defense controls product line, the Driver's Vision Enhancer program generated $7 million in sales, up $5 million from a year ago.

The Company's Industrial Systems segment is making a steady recovery from last year's global recession. Sales in the quarter of $120 million increased $16 million from the prior year. The Company's recent wind energy acquisitions generated $26 million in revenue. Sales of controls for capital equipment and most of the Company's other major industrial product lines improved from last quarter but still haven't recovered to last year's level.

Sales for the Components Group of $90 million were up $5 million from last year's second quarter. Within this segment, the aircraft, space and defense, industrial and medical product lines all produced sales increases. The largest sales increase was in military aircraft where revenue was up $5 million to over $31 million reflecting hardware deliveries for Eurofighter, the Blackhawk helicopter, and the V-22 tilt rotor programs. The defense controls product line was also up substantially as a result of sales on the Common Remotely Operated Weapons Station (CROWS). The Company's marine product line is used primarily in off-shore oil exploration and sales in this market have declined along with the price of oil. Sales in this quarter were $6 million, down from $11 million a year ago.

The Medical Devices segment had sales of $32 million, down 5% from last year. Sales of I.V. and enteral pumps were down $3.4 million from last year's record sales levels. Administration set revenues were up $2.0 million and sales of sensors and hand pieces were up $1.2 million.

The Company's twelve month backlog of $1.1 billion is up over 20% from a year ago.

The Company has updated its guidance for the year. Sales for the year will be down very slightly from $2.12 billion to $2.1 billion, but the Company increased its forecast for net earnings and earnings per share. Net earnings are now projected at $107.4 million and earnings per share at $2.35, an increase of 19% over the previous fiscal year.

"The Company's second quarter results exceeded our plan, particularly in Aircraft and in Space and Defense," said R.T. Brady, Chairman and CEO. "Our Components Group delivered another solid performance. Wind energy and Medical Devices sales are developing a little more slowly than we'd planned but both show signs of improvement. The overall result will be a year better than our original forecast and we're now forecasting a 19% improvement in earnings per share."

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the Company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference herein that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects," "expected," "intends," "plans," "projects," "approximate," "estimates," "predicts," "potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the results described in the forward-looking statements. These important factors, risks and uncertainties include:

     i.  fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices;
    ii.  our dependence on government contracts that may not be fully funded or may be terminated;
   iii.  our dependence on certain major customers, such as The Boeing
         Company and Lockheed Martin, for a significant percentage of our sales;
    iv.  delays by our customers in the timing of introducing new products, which may affect our earnings and cash flow;
     v.  the possibility that the demand for our products may be reduced if we are unable to adapt to technological change;
    vi.  intense competition, which may require us to lower prices or offer more favorable terms of sale;
   vii.  our indebtedness, which could limit our operational and financial flexibility;
  viii.  the possibility that new product and research and development efforts may not be successful, which could reduce our sales and profits;
    ix.  increased cash funding requirements for pension plans, which could occur in future years based on assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates;
     x.  a write-off of all or part of our goodwill or intangible assets, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements;
    xi.  the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting;
   xii.  the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting;
  xiii.  the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business;
   xiv.  our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with acquired businesses for which we are not indemnified;
    xv.  our dependence on our management team and key personnel;
   xvi.  the possibility of a catastrophic loss of one or more of our manufacturing facilities;
  xvii.  the possibility that future terror attacks, war or other civil disturbances could negatively impact our business;
 xviii.  that our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes;
   xix.  the possibility that government regulation could limit our ability to sell our products outside the United States;
    xx.  product quality or patient safety issues with respect to our medical devices business that could lead to product recalls, withdrawal from certain markets, delays in the introduction of new products, sanctions, litigation, declining sales or actions of regulatory bodies and government authorities;
   xxi.  the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation;
  xxii.  changes in medical reimbursement rates of insurers to medical service providers, which could affect sales of our medical products;
 xxiii.  the possibility that litigation results may be unfavorable to us;
  xxiv.  our ability to adequately enforce our intellectual property rights and the possibility that third parties will assert intellectual property rights that prevent or restrict our ability to
         manufacture, sell, distribute or use our products or technology;
   xxv.  foreign currency fluctuations in those countries in which we do business and other risks associated with international operations;
  xxvi.  the cost of compliance with environmental laws;
 xxvii.  the risk of losses resulting from maintaining significant amounts of cash and cash equivalents at financial institutions that are in excess of amounts insured by governments;
xxviii.  the inability to modify, to refinance or to utilize amounts presently available to us under our credit facilities given uncertainties in the credit markets;
  xxix.  our ability to meet the restrictive covenants under our credit facilities since a breach of any of these covenants could result in a default under our credit agreements; and
   xxx.  our customers' inability to continue operations or to pay us due to adverse economic conditions or their inability to access available credit.

                                 MOOG INC.
                    CONSOLIDATED STATEMENTS OF EARNINGS
               (dollars in thousands, except per share data)

                            Three Months Ended         Six Months Ended
                           April 3,    March 28,     April 3,    March 28,
                             2010        2009          2010        2009
                         -----------  -----------  -----------  -----------

Net sales                $   510,488  $   453,335  $ 1,005,666  $   899,423
Cost of sales                362,587      317,563      713,363      625,803

                         -----------  -----------  -----------  -----------

Gross profit                 147,901      135,772      292,303      273,620

                         -----------  -----------  -----------  -----------

Research and development      25,504       24,192       49,386       49,322
Selling, general and
 administrative               76,098       68,806      154,225      138,005
Restructuring expense          1,320            -        3,139            -
Interest                       9,248        9,422       19,976       19,023
Equity in earnings of LTi
 and other                       236       (3,150)         630       (5,605)

                         -----------  -----------  -----------  -----------

Earnings before income
 taxes                        35,495       36,502       64,947       72,875

Income taxes                  10,494       12,810       18,385       18,913

                         -----------  -----------  -----------  -----------

Net earnings             $    25,001  $    23,692  $    46,562  $    53,962

                         ===========  ===========  ===========  ===========

Net earnings per share

  Basic                  $      0.55  $      0.56  $      1.03  $      1.27
                         ===========  ===========  ===========  ===========

  Diluted                $      0.55  $      0.55  $      1.02  $      1.26
                         ===========  ===========  ===========  ===========

Average common shares
 outstanding

  Basic                   45,374,912   42,535,691   45,349,131   42,571,490
                         ===========  ===========  ===========  ===========

  Diluted                 45,730,252   42,823,791   45,661,564   42,904,940
                         ===========  ===========  ===========  ===========

                                 MOOG INC.
                  CONSOLIDATED SALES AND OPERATING PROFIT
                          (dollars in thousands)

                           Three Months Ended        Six Months Ended
                         April 3,     March 28,    April 3,     March 28,
                           2010         2009         2010         2009
                        ----------   ----------   ----------   ----------

Net Sales

  Aircraft Controls     $  188,753   $  162,025   $  363,813   $  325,173

  Space and Defense
   Controls                 79,084       68,320      148,575      139,702

  Industrial Systems       120,441      104,512      256,793      214,547

  Components                89,839       84,504      174,745      166,008

  Medical Devices           32,371       33,974       61,740       53,993

                        ----------   ----------   ----------   ----------

Net sales               $  510,488   $  453,335   $1,005,666   $  899,423

                        ==========   ==========   ==========   ==========

Operating Profit
 (Loss) and Margins

  Aircraft Controls     $   19,575   $   14,519   $   37,185   $   28,019
                             10.4%         9.0%        10.2%         8.6%

  Space and Defense
   Controls                  8,678        9,806       16,197       23,386
                             11.0%        14.4%        10.9%        16.7%

  Industrial Systems         8,139       10,860       19,320       22,359
                              6.8%        10.4%         7.5%        10.4%

  Components                14,396       15,049       26,518       30,050
                             16.0%        17.8%        15.2%        18.1%

  Medical Devices               12          (77)         151       (2,301)
                              0.0%        (0.2%)        0.2%        (4.3%)

                        ----------   ----------   ----------   ----------
Total operating
 profit                     50,800       50,157       99,371      101,513
                             10.0%        11.1%         9.9%        11.3%

Deductions from
 Operating Profit

  Interest expense           9,248        9,422       19,976       19,023

  Equity-based
   compensation
   expense                     894        1,031        3,678        3,620

  Corporate expenses
   and other                 5,163        3,202       10,770        5,995

                        ----------   ----------   ----------   ----------

Earnings before
 Income Taxes           $   35,495   $   36,502   $   64,947   $   72,875
                        ==========   ==========   ==========   ==========

                                  MOOG INC.
                         CONSOLIDATED BALANCE SHEETS
                           (dollars in thousands)

                                                    April 3,     October 3,
                                                      2010         2009
                                                  -----------   -----------

Cash                                              $    88,598   $    81,493

Receivables                                           570,270       547,571

Inventories                                           465,829       484,261

Other current assets                                   99,121        97,073
                                                  -----------   -----------
  Total current assets                              1,223,818     1,210,398

Property, plant and equipment                         475,605       481,726

Goodwill and intangible assets                        890,905       918,770

Other non-current assets                               20,169        23,423
                                                  -----------   -----------
  Total assets                                    $ 2,610,497   $ 2,634,317
                                                  ===========   ===========

Notes payable                                     $     3,341   $    16,971

Current installments of long-term debt                  1,413         1,541

Contract loss reserves                                 38,799        50,190

Other current liabilities                             391,611       377,559
                                                  -----------   -----------
  Total current liabilities                           435,164       446,261

Long-term debt                                        775,466       814,574

Other long-term liabilities                           295,609       308,449
                                                  -----------   -----------
  Total liabilities                                 1,506,239     1,569,284

Shareholders' equity                                1,104,258     1,065,033
                                                  -----------   -----------
  Total liabilities and shareholders' equity      $ 2,610,497   $ 2,634,317
                                                  ===========   ===========

Press Release contact
Ann Marie Luhr
716-687-4225